EXHIBIT 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

ESGL Holdings Limited

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.0001 per share	457(c)	1,201,821	$1.09	(2)	$1,309,984.9	0.00015310	$200.56
			Total Offering Amounts				$1,309,984.9	0.00015310	$200.56
			Total Fees Previously Paid
			Total Fee Offsets
			Net Fees Due						200.56

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the registrant’s Equity Incentive Plan (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high ($1.12) and low ($1.06) prices of the registrant’s ordinary shares as reported by The Nasdaq Stock Market on February 5, 2025.